Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Joe Quenqua

Chief Communications Officer

joe.quenqua@ww.com

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces Second Quarter 2021 Results

•	Q2 2021 End of Period Subscribers of 4.9 million

•	Q2 2021 End of Period Digital Subscribers up 6% year-over-year to an all-time Q2-end high

•	Q2 2021 Revenues of $311 million

•	Q2 2021 Gross Margin of 60%; excluding one-time charges, Q2 2021 adjusted gross margin increased 100 basis points year-over-year to 61%

•

FY 2021 Guidance: Revenues approaching $1.3 billion and GAAP EPS in the range of $1.10 to $1.25, which incorporates an approximately $0.53 aggregate negative impact from the early extinguishment of debt and estimated restructuring charges in 2021

NEW YORK (August 10, 2021) – WW International, Inc. (NASDAQ: WW) today announced its results for the second quarter of fiscal 2021.

“We ended the quarter with 4.9 million subscribers, including 4.1 million Digital subscribers — an all-time second quarter-end high and up 6% year-over-year, but below our expectations. The strong Digital year-over-year growth momentum in Q1 slowed in the second quarter as we cycled against strong Digital performance in 2020,” said Mindy Grossman, the Company’s President and CEO. “We continue to see strong member retention trends, momentum in Digital 360, and expansion of adjusted gross margins. We have a comprehensive plan to optimize performance in the second half of the year and position us well for growth in 2022. We are excited to launch our new food program innovation later this year, making weight loss and wellness even more simple, livable, efficacious and sustainable, which we are confident will drive year-over-year growth in member recruitment.”

Amy O’Keefe, the Company’s CFO, said, “Subscriber trends in Q2 followed a more typical seasonal pattern than we expected, and our guidance reflects this trend. Our gross margin performance remains strong and reflective of the ongoing benefits of our flexible, subscription-based digital model. Looking ahead, we have a comprehensive plan to optimize financial performance in the second half of the year and deliver growth and value creation over the long-term.”

Q2 2021 Consolidated Results

	Three Months Ended				% Change Adjusted for
(in millions except percentages and per share amounts)	July 3, 2021		June 27, 2020	% Change	Constant Currency(1)
Subscription Revenues, net	$272.9		$293.0	(6.9%)	(10.4%)
Product Sales and Other, net	38.5		40.6	(5.2%)	(8.9%)

Revenues, net	$311.4		$333.6	(6.7%)	(10.2%)
Gross Profit	$186.0		$194.7	(4.4%)	(8.7%)
Adjustments
2021 Plan Restructuring Charges	5.6		—
2020 Plan Restructuring Charges	(0.6	)(5)	6.5

Adjusted Gross Profit(1)	$191.0		$201.2	(5.1%)	(9.2%)
Operating Income	$59.7		$51.0	17.0%	8.9%
Adjustments
Winfrey Stock Compensation Expense	—		32.7
2021 Plan Restructuring Charges	6.0		—
2020 Plan Restructuring Charges	(0.8	)(5)	11.2

Adjusted Operating Income(1)	$64.9		$94.9	(31.6%)	(36.0%)
Net Income*	$8.9		$14.0	(36.7%)	(57.9%)
EPS	$0.12		$0.20	(37.9%)	(58.7%)
Total Paid Weeks	64.3		63.9	0.7%	N/A
Digital(2) Paid Weeks	54.5		48.3	13.0%	N/A
Workshops + Digital(3) Paid Weeks	9.8		15.6	(37.4%)	N/A
End of Period Subscribers(4)	4.9		5.0	(1.9%)	N/A
Digital Subscribers	4.1		3.9	5.6%	N/A
Workshops + Digital Subscribers	0.7		1.1	(29.6%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” (formerly known as “Studio + Digital”) refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.
(5)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to WW International, Inc.

Q2 2021 Business and Financial Highlights

•

End of Period Subscribers in Q2 2021 were down 1.9% versus the prior year period, driven by declines in End of Period Workshops + Digital subscribers, partially offset by increases in End of Period Digital Subscribers in all major geographic markets. Q2 2021 End of Period Digital Subscribers were up 5.6% and End of Period Workshops + Digital Subscribers were down 29.6% versus the prior year period.

•

Total Paid Weeks in Q2 2021 were up 0.7% versus the prior year period, driven by increases in Digital Paid Weeks in all major geographic markets, partially offset by declines in Workshops + Digital Paid Weeks. Q2 2021 Digital Paid Weeks increased 13.0% and Workshops + Digital Paid Weeks decreased 37.4% versus the prior year period.

•	Revenues in Q2 2021 were $311.4 million. On a constant currency basis, Q2 2021 revenues decreased 10.2% versus the prior year period.

¡

Subscription Revenues in Q2 2021 were $272.9 million. On a constant currency basis, these revenues decreased 10.4% versus the prior year period, primarily driven by declines in Workshops + Digital Fees as a result of the closure of studios and reduced operations related to COVID-19.

¡	Product Sales and Other in Q2 2021 were $38.5 million. On a constant currency basis, these revenues decreased 8.9% versus the prior year period, primarily due to lower e-commerce sales in the quarter.

•

Gross Profit in Q2 2021 was $186.0 million. Adjusted gross profit in Q2 2021 was $191.0 million, which excluded the net impact of $5.0 million of restructuring charges. Gross profit in Q2 2020 was $194.7 million. Adjusted gross profit in Q2 2020, which excluded the impact of $6.5 million of restructuring charges, was $201.2 million.

¡

Gross Margin in Q2 2021 was 59.7%. Adjusted gross margin was 61.3%, up from 60.3% in the prior year period driven primarily by a mix shift to the Company’s higher margin Digital business, offset in part by a contraction of margins in the Workshops + Digital business.

•

Operating Income in Q2 2021 was $59.7 million. Adjusted operating income in Q2 2021, which excluded the net impact of $5.2 million of restructuring charges, was $64.9 million. Operating income in Q2 2020 was $51.0 million. Adjusted operating income in Q2 2020, which excluded the impact of the $32.7 million one-time stock compensation expense associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and $11.2 million of restructuring charges, was $94.9 million.

•	Effective Tax Rate in Q2 2021 was 9.9%, compared to 28.6% in the prior year period.

•	Net Income in Q2 2021 was $8.9 million compared to $14.0 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q2 2021 was $0.12 compared to $0.20 in the prior year period.

¡	Certain items affect year-over-year comparability.

◾	Q2 2021 EPS was negatively impacted by $0.36 in the aggregate due to the following items:

•	$0.31 per fully diluted share impact from early extinguishment of debt charges associated with the Company’s previously announced April 2021 debt refinancing.

•	$0.05 per fully diluted share net impact of restructuring charges.

◾	Q2 2020 EPS was negatively impacted by $0.47 in the aggregate due to the following items:

•

$0.35 per fully diluted share impact from the one-time stock compensation expense associated with the option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey.

•	$0.12 per fully diluted share impact of restructuring charges.

Other Items

•	Cash balance as of July 3, 2021 was $125.6 million. On that same date, the Company had no outstanding borrowings under its $175.0 million revolving credit facility.

•

Debt Refinancing: In Q2 2021, the Company recorded a $29.2 million one-time charge associated with the early extinguishment of debt from the April 2021 $1.5 billion refinancing of its credit facilities and senior notes.

•

2021 Restructuring Plan: The Company has revised the estimated cost of its previously disclosed 2021 restructuring plan to approximately $22.0 million in fiscal 2021 from its prior estimate of approximately $11.0 million in fiscal 2021.

Full Year Fiscal 2021 Guidance

The Company is resuming its practice of providing financial guidance. The Company is providing the following full year fiscal 2021 guidance:

•	Revenue to approach $1.3 billion.

•

GAAP EPS in the range of $1.10 to $1.25 per fully diluted share, incorporating an approximately $0.53 aggregate negative impact from the early extinguishment of debt and estimated restructuring charges in fiscal 2021.

Second Quarter 2021 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, Nicholas Hotchkin, Chief Operating Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the second quarter of fiscal 2021 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the second quarter and first six months of fiscal 2021 to exclude the net impact of (x) charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and (y) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan; (ii) the second quarter of fiscal 2020 to exclude the impact of (x) the one-time stock compensation expense associated with the previously disclosed option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey (the “Winfrey Stock Compensation expense”) and (y) charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 restructuring charges”); and (iii) the first six months of fiscal 2020 to exclude the impact of (x) the Winfrey Stock Compensation expense, (y) the 2020 restructuring charges and (z) the impairment charge for the Company’s goodwill related to its Brazil reporting unit. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the second quarter and first six months of fiscal 2021, as excluding or adjusting for the net impact of restructuring charges; and (ii) with respect to the adjustments for the second quarter and first six months of fiscal 2020, as applicable, as excluding or adjusting for the impact of the Winfrey Stock Compensation expense, the restructuring charges and/or the goodwill impairment charge. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation, early extinguishment of debt, restructuring charges (including the net impact where applicable) and goodwill impairment (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WW (formerly Weight Watchers) is a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	July 3,	January 2,
	2021	2021

ASSETS
Cash and cash equivalents	$125,564	$165,887
Other current assets	133,862	133,305

TOTAL CURRENT ASSETS	259,426	299,192
Property and equipment, net	42,382	51,935
Operating lease assets	101,382	119,102
Goodwill, franchise rights and other intangible assets, net	1,003,826	981,176
Other assets	28,298	29,769

TOTAL ASSETS	$1,435,314	$1,481,174

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$10,000	$77,000
Portion of operating lease liabilities due within one year	22,877	28,551
Other current liabilities	213,815	234,548

TOTAL CURRENT LIABILITIES	246,692	340,099
Long-term debt	1,459,737	1,408,800
Long-term operating lease liabilities	87,664	101,561
Deferred income taxes, other	179,118	178,925

TOTAL LIABILITIES	$1,973,211	$2,029,385

Shareholders’ deficit	(537,897)	(548,211)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,435,314	$1,481,174

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	July 3,	June 27,
	2021	2020
Subscription revenues, net (1)	$272,871	$292,997
Product sales and other, net (2)	38,508	40,640

Revenues, net	311,379	333,637

Cost of subscription revenues (3)	95,825	108,006
Cost of product sales and other	29,528	30,960

Cost of revenues	125,353	138,966

Gross profit	186,026	194,671
Marketing expenses	57,154	41,894
Selling, general and administrative expenses	69,199	101,792

Operating income	59,673	50,985
Interest expense	20,293	30,995
Other expense, net	381	416
Early extinguishment of debt	29,169	—

Income before income taxes	9,830	19,574
Provision for income taxes	970	5,592

Net income	8,860	13,982
Net loss attributable to the noncontrolling interest	—	24

Net income attributable to WW International, Inc.	$8,860	$14,006

Earnings Per Share attributable to WW International, Inc.
Basic	$0.13	$0.21

Diluted	$0.12	$0.20

Weighted average common shares outstanding:
Basic	69,588	67,641

Diluted	71,160	69,799

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended
	July 3,	June 27,
	2021	2020
Subscription revenues, net (1)	$552,691	$617,654
Product sales and other, net (2)	90,484	116,344

Revenues, net	643,175	733,998

Cost of subscription revenues (3)	194,929	243,572
Cost of product sales and other	68,786	84,764

Cost of revenues	263,715	328,336

Gross profit	379,460	405,662
Marketing expenses	174,088	159,828
Selling, general and administrative expenses	142,870	166,318
Goodwill impairment	—	3,665

Operating income	62,502	75,851
Interest expense	49,416	62,546
Other expense, net	143	438
Early extinguishment of debt	29,169	—

(Loss) income before income taxes	(16,226)	12,867
(Benefit from) provision for income taxes	(6,859)	4,942

Net (loss) income	(9,367)	7,925
Net loss attributable to the noncontrolling interest	—	18

Net (loss) income attributable to WW International, Inc.	$(9,367)	$7,943

(Loss) Earnings Per Share attributable to WW International, Inc.
Basic	$(0.14)	$0.12

Diluted	$(0.14)	$0.11

Weighted average common shares outstanding:
Basic	69,336	67,538

Diluted	69,336	69,898

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	July 3,	June 27,
	2021	2020	Variance
Digital Paid Weeks (1)
North America	34,187	30,439	12.3%
CE	15,905	13,941	14.1%
UK	3,463	3,010	15.1%
Other (2)	991	893	10.9%

Total Digital Paid Weeks	54,546	48,282	13.0%

Workshops + Digital Paid Weeks (1)
North America	7,149	10,670	(33.0%)
CE	1,321	2,568	(48.6%)
UK	1,016	1,970	(48.4%)
Other (2)	311	434	(28.2%)

Total Workshops + Digital Paid Weeks	9,797	15,642	(37.4%)

Total Paid Weeks (1)
North America	41,336	41,109	0.6%
CE	17,225	16,509	4.3%
UK	4,480	4,979	(10.0%)
Other (2)	1,302	1,327	(1.9%)

Total Paid Weeks	64,344	63,924	0.7%

End of Period Digital Subscribers (3)
North America	2,604	2,475	5.2%
CE	1,180	1,105	6.8%
UK	261	250	4.3%
Other (2)	75	70	7.3%

Total End of Period Digital Subscribers	4,120	3,900	5.6%

End of Period Workshops + Digital Subscribers (3)
North America	554	734	(24.5%)
CE	94	168	(43.8%)
UK	77	134	(42.8%)
Other (2)	23	28	(16.1%)

Total End of Period Workshops + Digital Subscribers	748	1,063	(29.6%)

Total End of Period Subscribers (3)
North America	3,158	3,209	(1.6%)
CE	1,274	1,273	0.1%
UK	337	384	(12.1%)
Other (2)	98	98	0.6%

Total End of Period Subscribers	4,868	4,963	(1.9%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Six Months Ended
	July 3,	June 27,
	2021	2020	Variance
Digital Paid Weeks (1)
North America	67,658	59,859	13.0%
CE	31,454	26,901	16.9%
UK	6,862	5,891	16.5%
Other (2)	2,077	1,836	13.1%

Total Digital Paid Weeks	108,051	94,487	14.4%

Workshops + Digital Paid Weeks (1)
North America	13,818	23,634	(41.5%)
CE	2,842	5,584	(49.1%)
UK	2,056	4,584	(55.1%)
Other (2)	650	1,027	(36.6%)

Total Workshops + Digital Paid Weeks	19,366	34,829	(44.4%)

Total Paid Weeks (1)
North America	81,476	83,493	(2.4%)
CE	34,295	32,485	5.6%
UK	8,918	10,475	(14.9%)
Other (2)	2,728	2,863	(4.7%)

Total Paid Weeks	127,417	129,316	(1.5%)

End of Period Digital Subscribers (3)
North America	2,604	2,475	5.2%
CE	1,180	1,105	6.8%
UK	261	250	4.3%
Other (2)	75	70	7.3%

Total End of Period Digital Subscribers	4,120	3,900	5.6%

End of Period Workshops + Digital Subscribers (3)
North America	554	734	(24.5%)
CE	94	168	(43.8%)
UK	77	134	(42.8%)
Other (2)	23	28	(16.1%)

Total End of Period Workshops + Digital Subscribers	748	1,063	(29.6%)

Total End of Period Subscribers (3)
North America	3,158	3,209	(1.6%)
CE	1,274	1,273	0.1%
UK	337	384	(12.1%)
Other (2)	98	98	0.6%

Total End of Period Subscribers	4,868	4,963	(1.9%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q2 2021 Variance
						2021
						Constant
	Q2 2021			Q2 2020	2021	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2020	2020
Selected Financial Data
Consolidated Company Revenues	$311,379	$(11,882)	$299,497	$333,637	(6.7%)	(10.2%)
Consolidated Digital Subscription Revenues (1)	$205,337	$(8,414)	$196,923	$177,921	15.4%	10.7%
Consolidated Workshops + Digital Fees (2)	$67,534	$(1,977)	$65,557	$115,076	(41.3%)	(43.0%)
Consolidated Subscription Revenues (3)	$272,871	$(10,391)	$262,480	$292,997	(6.9%)	(10.4%)
Consolidated Product Sales and Other (4)	$38,508	$(1,491)	$37,017	$40,640	(5.2%)	(8.9%)

North America
Digital Subscription Revenues (1)	$130,255	$(1,143)	$129,112	$115,922	12.4%	11.4%
Workshops + Digital Fees (2)	$51,699	$(288)	$51,411	$86,131	(40.0%)	(40.3%)
Subscription Revenues (3)	$181,954	$(1,431)	$180,523	$202,053	(9.9%)	(10.7%)
Product Sales and Other (4)	$25,675	$(239)	$25,436	$25,472	0.8%	(0.1%)
Total Revenues	$207,629	$(1,670)	$205,959	$227,525	(8.7%)	(9.5%)
CE
Digital Subscription Revenues (1)	$60,602	$(5,519)	$55,083	$50,704	19.5%	8.6%
Workshops + Digital Fees (2)	$8,732	$(831)	$7,901	$17,858	(51.1%)	(55.8%)
Subscription Revenues (3)	$69,334	$(6,351)	$62,983	$68,562	1.1%	(8.1%)
Product Sales and Other (4)	$8,602	$(782)	$7,820	$9,257	(7.1%)	(15.5%)
Total Revenues	$77,936	$(7,133)	$70,803	$77,819	0.2%	(9.0%)
UK
Digital Subscription Revenues (1)	$9,594	$(1,068)	$8,526	$7,571	26.7%	12.6%
Workshops + Digital Fees (2)	$4,606	$(517)	$4,089	$8,001	(42.4%)	(48.9%)
Subscription Revenues (3)	$14,200	$(1,585)	$12,615	$15,572	(8.8%)	(19.0%)
Product Sales and Other (4)	$2,802	$(318)	$2,484	$4,165	(32.7%)	(40.4%)
Total Revenues	$17,002	$(1,903)	$15,099	$19,737	(13.9%)	(23.5%)
Other (5)
Digital Subscription Revenues (1)	$4,886	$(683)	$4,203	$3,724	31.2%	12.9%
Workshops + Digital Fees (2)	$2,497	$(341)	$2,156	$3,086	(19.1%)	(30.1%)
Subscription Revenues (3)	$7,383	$(1,024)	$6,359	$6,810	8.4%	(6.6%)
Product Sales and Other (4)	$1,429	$(153)	$1,276	$1,746	(18.1%)	(26.9%)
Total Revenues	$8,812	$(1,176)	$7,636	$8,556	3.0%	(10.7%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					First Half 2021 Variance
						2021
						Constant
	First Half 2021			First Half 2020	2021	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2020	2020
Selected Financial Data
Consolidated Company Revenues	$643,175	$(22,279)	$620,895	$733,998	(12.4%)	(15.4%)
Consolidated Digital Subscription Revenues (1)	$411,398	$(15,443)	$395,955	$352,467	16.7%	12.3%
Consolidated Workshops + Digital Fees (2)	$141,293	$(3,759)	$137,534	$265,188	(46.7%)	(48.1%)
Consolidated Subscription Revenues (3)	$552,691	$(19,202)	$533,488	$617,654	(10.5%)	(13.6%)
Consolidated Product Sales and Other (4)	$90,484	$(3,077)	$87,407	$116,344	(22.2%)	(24.9%)

North America
Digital Subscription Revenues (1)	$262,345	$(1,675)	$260,670	$232,272	12.9%	12.2%
Workshops + Digital Fees (2)	$106,604	$(452)	$106,152	$198,974	(46.4%)	(46.7%)
Subscription Revenues (3)	$368,949	$(2,127)	$366,822	$431,246	(14.4%)	(14.9%)
Product Sales and Other (4)	$59,996	$(377)	$59,619	$79,986	(25.0%)	(25.5%)
Total Revenues	$428,945	$(2,504)	$426,441	$511,232	(16.1%)	(16.6%)
CE
Digital Subscription Revenues (1)	$119,515	$(10,663)	$108,852	$97,341	22.8%	11.8%
Workshops + Digital Fees (2)	$19,671	$(1,785)	$17,886	$39,377	(50.0%)	(54.6%)
Subscription Revenues (3)	$139,186	$(12,448)	$126,738	$136,718	1.8%	(7.3%)
Product Sales and Other (4)	$20,645	$(1,818)	$18,827	$21,091	(2.1%)	(10.7%)
Total Revenues	$159,831	$(14,267)	$145,564	$157,809	1.3%	(7.8%)
UK
Digital Subscription Revenues (1)	$19,404	$(1,781)	$17,623	$15,147	28.1%	16.3%
Workshops + Digital Fees (2)	$9,776	$(889)	$8,887	$19,130	(48.9%)	(53.5%)
Subscription Revenues (3)	$29,180	$(2,670)	$26,510	$34,277	(14.9%)	(22.7%)
Product Sales and Other (4)	$6,890	$(590)	$6,300	$10,488	(34.3%)	(39.9%)
Total Revenues	$36,070	$(3,259)	$32,811	$44,765	(19.4%)	(26.7%)
Other (5)
Digital Subscription Revenues (1)	$10,134	$(1,324)	$8,810	$7,706	31.5%	14.3%
Workshops + Digital Fees (2)	$5,242	$(633)	$4,609	$7,707	(32.0%)	(40.2%)
Subscription Revenues (3)	$15,376	$(1,958)	$13,418	$15,413	(0.2%)	(12.9%)
Product Sales and Other (4)	$2,953	$(285)	$2,668	$4,779	(38.2%)	(44.2%)
Total Revenues	$18,329	$(2,243)	$16,086	$20,192	(9.2%)	(20.3%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Q2 2021 Variance
														2021 Constant Currency
													2021		2021
	Q2 2021							Q2 2020					Adjusted		Adjusted
							Adjusted					2021	vs	2021	vs
					Currency	Constant	Constant					vs	2020	vs	2020
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2020	Adjusted	2020	Adjusted
Selected Financial Data
Gross Profit	$186,026	$4,964	(1)	$190,989	$(8,260)	$177,766	$182,730	$194,671	$6,503	(4)	$201,174	(4.4%)	(5.1%)	(8.7%)	(9.2%)
Gross Margin	59.7%			61.3%		59.4%	61.0%	58.3%			60.3%

Selling, General and Administrative Expenses	$69,199	$(226	)(2)	$68,974	$(1,688)	$67,511	$67,285	$101,792	$(37,392)	(5)	$64,400	(32.0%)	7.1%	(33.7%)	4.5%

Operating Income	$59,673	$5,190	(3)	$64,862	$(4,166)	$55,507	$60,697	$50,985	$43,895	(6)	$94,879	17.0%	(31.6%)	8.9%	(36.0%)
Operating Income Margin	19.2%			20.8%		18.5%	20.3%	15.3%			28.4%

Note: Totals may not sum due to rounding.

(1)

Excludes $5,579 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $615 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes $457 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes $5,579 and $457 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the reversal of $615 and $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)	Excludes $6,503 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and $4,706 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey and the $6,503 and $4,706 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of services and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												First Half 2021 Variance
														2021 Constant Currency
													2021		2021
	First Half 2021							First Half 2020					Adjusted		Adjusted
							Adjusted					2021	vs	2021	vs
					Currency	Constant	Constant					vs	2020	vs	2020
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	Adjustment		Adjusted	2020	Adjusted	2020	Adjusted
Selected Financial Data
Gross Profit	$379,460	$10,166	(1)	$389,627	$(15,505)	$363,955	$374,121	$405,662	$6,503	(4)	$412,165	(6.5%)	(5.5%)	(10.3%)	(9.2%)
Gross Margin	59.0%			60.6%		58.6%	60.3%	55.3%			56.2%

Selling, General and Administrative Expenses	$142,870	$(562	)(2)	$142,308	$(2,891)	$139,979	$139,417	$166,318	$(37,392)	(5)	$128,927	(14.1%)	10.4%	(15.8%)	8.1%

Operating Income	$62,502	$10,728	(3)	$73,231	$(6,356)	$56,146	$66,874	$75,851	$47,560	(6)	$123,411	(17.6%)	(40.7%)	(26.0%)	(45.8%)
Operating Income Margin	9.7%			11.4%		9.0%	10.8%	10.3%			16.8%

Note: Totals may not sum due to rounding.

(1)

Excludes $10,781 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $615 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(2)

Excludes $793 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes $10,781 and $793 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the reversal of $615 and $231 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)	Excludes $6,503 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and $4,706 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey, the $6,503 and $4,706 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of services and selling, general and administrative expenses, respectively, and the impairment charge of $3,665 for the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended				Six Months Ended
	July 3, 2021		June 27, 2020		July 3, 2021		June 27, 2020
Net Income (Loss)	$8,860		$14,006		$(9,367)		$7,943
Interest	20,293		30,995		49,416		62,546
Taxes	970		5,592		(6,859)		4,942
Depreciation and Amortization	11,411		12,771		23,336		24,983
Stock-based Compensation	7,851		38,686		13,192		42,651

EBITDAS	$49,385		$102,049		$69,717		$143,064
Early Extinguishment of Debt (1)	29,169		—		29,169		—
2021 Plan Restructuring Charges (2)	6,036		—		11,574		—
2020 Plan Restructuring Charges	(846	)(3)	11,209	(4)	(846	)(3)	11,209	(4)
Goodwill Impairment (5)	—		—		—		3,665

Adjusted EBITDAS	$83,744		$113,258		$109,614		$157,938

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing.
(2)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(4)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(5)	Impairment charge of the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q3 2020		Q4 2020		Q1 2021	Q2 2021		Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$54,525		$12,611		$(18,227)	$8,860		$57,769
Interest	29,735		31,030		29,123	20,293		110,181
Taxes	8,604		3,916		(7,828)	970		5,662
Depreciation and Amortization	12,420		12,598		11,925	11,411		48,354
Stock-based Compensation	6,029		6,333		5,341	7,851		25,554

EBITDAS	$111,313		$66,487		$20,334	$49,385		$247,520

Early Extinguishment of Debt (1)	—		—		—	29,169		29,169
2021 Plan Restructuring Charges (2)	—		—		5,538	6,036		11,574
2020 Plan Restructuring Charges	2,251	(3)	19,632	(3)	—	(846)	(4)	21,037

Adjusted EBITDAS	$113,564		$86,120		$25,872	$83,744		$309,300

Total Debt								$1,469,737
Less: Cash								125,564

Net Debt								$1,344,173

Net Debt to Adjusted EBITDAS								4.3 X

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed April 2021 debt refinancing.
(2)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(3)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(4)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.